UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2007

YELLOWCAKE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137539
(Commission File Number)

83-0463005
(IRS Employer Identification No.)

1201 – 1166 Alberni Street, Vancouver BC V6E 3Z3
(Address of principal executive offices and Zip Code)

604.685.4048
(Registrant's telephone number, including area code)

213 West Main Street, Suite F, Riverton, WY 82501
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007 we appointed Siegfried Muessig and James Malone to our board of directors.

Siegfried Muessig, PhD, has over 50 years of international experience in exploration, mining, and management. As vice president of Getty Mining Company he organized, staffed, and directed a worldwide exploration, acquisition, and mining organization of about 70 professionals. Before joining Getty, Mr. Muessig was Chief Geologist of U. S. Borax and was a mineral deposits geologist with the U. S. Geological Survey. Since the disbandment of Getty, he has been a senior advisor to major mining companies and as president of Crystal Exploration Inc. operated a diamond exploration program in the U.S. in joint venture with Dow Chemical and Ashton Mining Co. He is a past president of the Society of Economic Geologists, a Distinguished Member of the Society of Mining, Metallurgy, and Exploration (SME), a Fellow of the Geological Society of America and served on the Committee on Geology of the National Academy of Science. He is a Founding Member of the Division of Energy Minerals of the American Association of Petroleum Geologists, and served on the Uranium Advisory Committee of the American Mining Congress.

Jim Malone has more than 39 years of experience in the nuclear power industry. Mr. Malone is Vice Presidet, Nuclear Fuels for Exelon Generation since 1999. Mr. Malone is a member of the American Nuclear Society and is Past Chairman, Fuel Cycle Waste Management Division. Mr. Malone spent several years at SWUCO, Inc. as a SWU broker. Prior to SWUCO he was Manager of Economic Analysis at Yankee Atomic. Jim began his career in nuclear power as an engineer in the utility reactor core analysis section of the nuclear engineering department of United Nuclear Corporation. Mr. Malone received a B.S. in chemical engineering (nuclear), 1968 from Manhattan College, Bronx, New York and an M.B.A. in 1972 (Graduate School of Business Award for Academic Excellence) at the Iona College, New Rochelle, New York.

Our board of directors now consists of William Tafuri, Richard Klatt, Robert Rich, David Miller, Sigfried Muessig and James Malone.

In consideration for acting as board members, we have agreed to reimburse Messrs. Muessig and Malone for out of pocket expenses incurred for attending board meetings. As additional consideration, we have granted to each of Messrs. Muessig and Malone, stock options to purchase up to 500,000 shares of the Company’s common stock exercisable at a price of $1.20 per share until December 3, 2011, which options vest according to the stock option agreement. The options are issued in accordance with the Company’s 2007 Stock Option Plan.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Stock Option Agreement

99.1	news release dated December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri
William Tafuri
President and Director
December 13, 2007